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                                                                   EXHIBIT 23(B)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wilshire Technologies, Inc. 1992, 1993 and 1995 Stock Option Plans and to certain non-qualified stock options not granted under such Plans of our report dated January 12, 1996 with respect to the consolidated financial statements of Wilshire Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended November 30, 1996, filed with the Securities and Exchange Commission.


                                              /s/ERNST & YOUNG LLP
                                              ---------------------
                                              ERNST & YOUNG LLP


San Diego, California
August 27, 1996







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